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                                                                    EXHIBIT 23.5

                           [ERNST & YOUNG LETTERHEAD]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the joint registration statement (Form S-3 No. 333-67446) and related prospectus of Calpine Corporation, Calpine Canada Energy Finance ULC and Calpine Canada Energy Finance II ULC of our report dated February 16, 2001 with respect to the consolidated financial statements of Encal Energy Ltd. included in the Current Report on Form 8-K of Calpine Corporation dated September 10, 2001 filed with the Securities and Exchange Commission in the United States.

                                                           /s/ Ernst & Young LLP

Calgary, Alberta
September 17, 2001